                                                                     Exhibit 4.2

                         NATIONAL WIRELESS HOLDINGS INC
                             1993 Stock Option Plan

                                 August 3, 1999


Name of Option Holder(1)        Date of Grant          No of Shares     Exercise Price    Total Exercise Price
-----------------------------  -----------------     ----------------  -----------------  --------------------
Mathews, Timothy                    9/15/94            50,000              $8.50               $425,000



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(1) Other options granted under this Benefit Plan have not been registered hereunder.